UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Contact:

        Financial
Steve Cave
Director, Investor Relations
404 584 3801

Media
Nick Gold
Director, Media Relations
404 584 3457 or 404 275 9501

ATLANTA GAS LIGHT FILES NEW RATE PLAN

ATLANTA - October 15, 2004 — Atlanta Gas Light, a wholly owned subsidiary of AGL Resources (NYSE: ATG), has asked the Georgia Public Service Commission (GPSC) to adjust its base rates beginning May 1, 2005 to cover AGL’s increased costs of providing a safe and reliable supply of natural gas to its customers.

AGL has not had a base rate increase in more than 10 years and actually decreased base rates in 2001, saving customers more than $30 million over three years.

“Atlanta Gas Light is proud of the efficiencies we’ve achieved during the last three years in an effort to mitigate rising business costs and maintain lower costs for our customers,” said Kevin P. Madden, executive vice president of distribution and pipeline operations. “Through operating efficiencies, we’ve kept our request to the commission to less than 1.5% of a customer’s total bill (approximately $1.39 per month), far below the average inflation rate.”

Madden went on to say that at the same time, AGL has increased customer services, provided additional peaking resources for colder weather, and added more than $108 million in capital additions in Georgia. That is in addition to the 1,540 miles of new infrastructure which has replaced aging pipe to meet the needs of our customers.

AGL is requesting a total base rate increase of $24.6 million:
•	$15.6 million from increased depreciation expenses;
•	$5.6 million to cover various other operating expenses such as pipeline integrity costs mandated by federal regulation, changes in the property tax valuation method; and
•	$3.4 million for capital expenses.

While energy costs have risen considerably during the last five years, the base rate increase requested by AGL is not related to the cost of natural gas. AGL is a “pipes only” company, responsible for the delivery of natural gas supplied by certified marketers and for the upkeep of its 55,300-mile pipeline system. AGL’s base rate is the price customers pay to have natural gas delivered to their homes.

“A prime example of how AGL is implementing creative solutions for our customers is a peaking solution to provide natural gas on the coldest days of the year, which will save our customers $8.5 million dollars a year over the next 20 years,” AGL President Isaac Blythers stated.

Blythers pointed out that AGL, which received the 2003 Platts Global Energy Awards Gas Company of the Year, has been cited by industry peers for efficiencies and best practices. “In this era of higher commodity prices, we are doing everything we can to control our delivery prices,” he added, “but we have to be good stewards. It is imperative that our delivery system remain reliable.”

About AGL Resources
AGL Resources (NYSE: ATG) is an Atlanta-based energy services holding company, and was named 2003 Gas Company of the Year by Platts Global Energy Awards. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas - serve approximately 1.8 million customers in three states. Houston-based subsidiary, Sequent Energy Management, provides natural gas asset management and producer services. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. As of October 1, 2004, AGL Resources’ subsidiary, Pivotal Jefferson Island Storage & Hub, operates a storage and hub facility in Erath, Louisiana. AGL Networks, the company’s telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

Forward-Looking Statements
This press release contains forward-looking statements. Company management cautions readers that the assumptions that form the basis for the forward-looking statements include many factors that are beyond company management’s ability to control or estimate precisely. Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company’s service territories and those of the company’s subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light’s performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to nonregulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia’s Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company’s wholesale services segment’s counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks’ customers; AGL Networks’ introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks’ dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension and postretirement funding costs; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; direct or indirect effects on the company’s business, financial condition or liquidity resulting from a change in the company’s credit ratings or the credit ratings of the company’s competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company’s business; impact of litigation; impact of changes in prices on the margins achievable in the unregulated retail gas marketing business; impact of acquisitions and divestitures, including (1) the risk that acquired businesses will not be integrated successfully with our existing business or such integration may be more difficult, time-consuming or costly than expected, (2) expected revenue synergies, strategies and/or cost savings from acquisitions may not be fully realized or realized within the expected time frame, and (3) revenues following the our acquisitions may be lower than expected; and other risks described in the company’s documents on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: October 15, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer